Exhibit 99
GREEN BRICK PARTNERS, INC. REPORTS RECORD FOURTH QUARTER AND FULL YEAR 2024 RESULTS

RECORD Q4 HOME CLOSINGS REVENUE OF $557M, UP 24.2% YOY
DILUTED EPS OF $2.31, A RECORD FOR ANY FOURTH QUARTER, UP 46.2% YOY
RECORD FULL-YEAR HOMEBUILDING GROSS MARGIN OF 33.8%, UP 290 BPS YOY
NET NEW HOME ORDERS OF 878, A RECORD FOR ANY FOURTH QUARTER, UP 29.3% YOY
DEBT TO TOTAL CAPITAL OF 17.2%; NET DEBT TO TOTAL CAPITAL OF 10.7%
BOARD INCREASES SHARE REPURCHASE AUTHORIZATION TO $100M

PLANO, Texas, February 26, 2025 — Green Brick Partners, Inc. (NYSE: GRBK) (“we,” “Green Brick” or the “Company”), today reported record results for its fourth quarter and full year ended December 31, 2024.

Green Brick finished 2024 with a record full-year diluted EPS of $8.45, up 37.6% year over year, and record total revenues of $2.1 billion, up 18.1% year over year.

“We are extremely proud to celebrate our 10th anniversary as a public homebuilder with record quarterly and full-year results while exceeding $2 billion in home closings revenue for the first time.” said Jim Brickman, CEO and Co-Founder. “During the fourth quarter, we closed a record 1,019 homes, which brought our full-year closings to 3,783, a year-over-year increase of 21.1%. Homebuilding gross margin was 33.8% on deliveries for the year, which was a record and represented a year-over-year increase of 290 bps. Our homebuilding gross margins again led our industry.”

“Our fourth quarter net new orders increased 29.3% year over year to 878 homes. Our growth engine, Trophy Signature Homes continued to represent the lion’s share of total sales orders at 53.6% of homes sold. For the fourth quarter, incentives averaged 6.4%, up slightly from 5.9% the previous quarter in the face of increasing mortgage rates. Our cancellation rate remained low at 7.8%.” Mr. Brickman added, “As a result of our strong operating performance, fully-diluted EPS was $2.31 for the quarter and $8.45 for the full year, up 46.2% and 37.6% year over year respectively. These achievements are attributable to our footprint in desirable infill and infill-adjacent submarkets where we continued to generate over 80% of our full-year revenues. Return on equity for the full year was 26.8% vs 24.9% in 2023. Notably, this growth was achieved while maintaining low financial leverage. Our debt-to-total-capital ratio was 17.2% at the end of 2024, which was down 390 bps to our lowest year-end level since 2015.”

“We entered 2025 with a strong position for growth with total lots owned and controlled up 31.9% year over year,” continued Mr. Brickman. “At the end of 2024, we had 106 active selling communities, representing a 16.5% year-over-year growth. New home starts of 4,067 for the year were up 22.2%. Additionally, we owned over 4,700 finished lots at the end of 2024, over 80% of which are in infill and infill-adjacent submarkets where supply is more constrained. We remain optimistic on the housing market over the long term, which is supported by demographic tailwinds and persistent housing shortages. We have a great land and lot position. On February 17, 2025, our Board approved an increase in our share repurchase authorization to $100 million. Integral to our capital allocation process, we continue to evaluate our land acquisition strategy along with our share repurchase program and other long term company goals”

Results for the Quarter Ended December 31, 2024:

(Dollars in thousands, except per share data)	Three Months Ended December 31,
	2024	2023	Change
New homes delivered	1,019	825	23.5%

Total revenues	$567,314	$450,382	26.0%
Total cost of revenues	373,279	308,754	20.9%
Total gross profit	$194,035	$141,628	37.0%
Income before income taxes	$138,094	$101,843	35.6%
Net income attributable to Green Brick Partners, Inc.	$103,813	$73,020	42.2%

Diluted net income attributable to Green Brick Partners, Inc. per common share	$2.31	$1.58	46.2%

Residential units revenue	$556,855	$448,525	24.2%
Average sales price of homes delivered	$546.5	$543.5	0.6%
Homebuilding gross margin percentage	34.3%	31.4%	290 bps
Selling, general and administrative expenses as a percentage of residential units revenue	10.9%	11.4%	-50 bps

Backlog revenue	$495,883	$555,200	(10.7)%
Homes under construction	2,341	2,057	13.8%

Results for the Year Ended December 31, 2024:

(Dollars in thousands, except per share data)	Twelve Months Ended December 31,
	2024	2023	Change
New homes delivered	3,783	3,123	21.1%

Total revenues	$2,098,943	$1,777,710	18.1%
Total cost of revenues	1,395,422	1,229,528	13.5%
Total gross profit	$703,521	$548,182	28.3%
Income before income taxes	$511,880	$391,313	30.8%
Net income attributable to Green Brick Partners, Inc.	$381,583	$284,626	34.1%
Diluted net income attributable to Green Brick Partners, Inc. per common share	$8.45	$6.14	37.6%

Residential units revenue	$2,070,136	$1,769,255	17.0%
Average sales price of homes delivered	$547.1	$566.1	(3.4)%
Homebuilding gross margin percentage	33.8%	30.9%	290 bps
Selling, general and administrative expenses as a percentage of residential units revenue	10.9%	10.9%	0 bps
Home starts, last 12 months	4,067	3,327	22.2%

Earnings Conference Call:
We will host our earnings conference call to discuss our fourth quarter ended December 31, 2024 at 12:00 p.m. Eastern Time on Thursday, February 27th, 2025. The call can be accessed by dialing 1-888-660-6353 for domestic participants or 1-929-203-2106 for international participants and should reference meeting number 3162560. Participants may also join the call via webcast at: https://events.q4inc.com/attendee/872399197

A telephone replay of the call will be available through March 29, 2025. To access the telephone replay, the domestic dial-in number is 1-800-770-2030, the international dial-in number is 1-609-800-9909 and the access code is 3162560, or by using the link at investors.greenbrickpartners.com.

GREEN BRICK PARTNERS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Residential units revenue	$556,855	$448,525	$2,070,136	$1,769,255
Land and lots revenue	10,459	1,857	28,807	8,455
Total revenues	567,314	450,382	2,098,943	1,777,710
Cost of residential units	365,726	307,479	1,370,888	1,223,079
Cost of land and lots	7,553	1,275	24,534	6,449
Total cost of revenues	373,279	308,754	1,395,422	1,229,528
Total gross profit	194,035	141,628	703,521	548,182
Selling, general and administrative expenses	(60,654)	(50,919)	(226,566)	(192,977)
Equity in income of unconsolidated entities	313	5,477	5,083	16,742
Other income, net	4,400	5,657	29,842	19,366
Income before income taxes	138,094	101,843	511,880	391,313
Income tax expense	22,909	21,484	94,725	84,638
Net income	115,185	80,359	417,155	306,675
Less: Net income attributable to noncontrolling interests	11,372	7,339	35,572	22,049
Net income attributable to Green Brick Partners, Inc.	$103,813	$73,020	$381,583	$284,626

Net income attributable to Green Brick Partners, Inc. per common share:
Basic	$2.32	$1.60	$8.51	$6.20
Diluted	$2.31	$1.58	$8.45	$6.14
Weighted average common shares used in the calculation of net income attributable to Green Brick Partners, Inc. per common share:
Basic	44,498	45,160	44,508	45,446
Diluted	44,578	45,635	44,839	45,917

GREEN BRICK PARTNERS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 31, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$141,543	$179,756
Restricted cash	18,153	19,703
Receivables	13,858	10,632
Inventory	1,937,732	1,533,223
Investments in unconsolidated entities	60,582	84,654
Right-of-use assets - operating leases	7,242	7,255
Property and equipment, net	6,551	7,054
Earnest money deposits	13,629	16,619
Deferred income tax assets, net	13,984	15,306
Intangible assets, net	282	367
Goodwill	680	680
Other assets	35,758	27,583
Total assets	$2,249,994	$1,902,832
LIABILITIES AND EQUITY
Liabilities:
Accounts payable	$59,746	$54,321
Accrued expenses	110,068	96,457
Customer and builder deposits	37,068	43,148
Lease liabilities - operating leases	8,343	7,898
Borrowings on lines of credit, net	22,645	(2,328)
Senior unsecured notes, net	299,090	336,207
Notes payable	14,871	12,981
Total liabilities	551,831	548,684
Commitments and contingencies
Redeemable noncontrolling interest in equity of consolidated subsidiary	44,709	36,135
Equity:
Green Brick Partners, Inc. stockholders’ equity
Preferred stock, $0.01 par value: 5,000,000 shares authorized; 2,000 issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	47,603	47,603
Common stock, $0.01 par value: 100,000,000 shares authorized; 44,498,097 issued and outstanding as of December 31, 2024 and 45,005,175 issued and outstanding as of December 31, 2023, respectively	445	450
Additional paid-in capital	244,653	255,614
Retained earnings	1,332,714	997,037
Total Green Brick Partners, Inc. stockholders’ equity	1,625,415	1,300,704
Noncontrolling interests	28,039	17,309
Total equity	1,653,454	1,318,013
Total liabilities and equity	$2,249,994	$1,902,832

GREEN BRICK PARTNERS, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)

Residential Units Revenue and New Homes Delivered (dollars in thousands)	Three Months Ended December 31,				Twelve Months Ended December 31,
	2024	2023	Change	%	2024	2023	Change	%
Home closings revenue	$556,855	$448,395	$108,460	24.2%	$2,069,756	$1,767,788	$301,968	17.1%
Mechanic’s lien contracts revenue	—	130	(130)	(100.0)%	380	1,467	(1,087)	(74.1)%
Residential units revenue	$556,855	$448,525	$108,330	24.2%	$2,070,136	$1,769,255	$300,881	17.0%
New homes delivered	1,019	825	194	23.5%	3,783	3,123	660	21.1%
Average sales price of homes delivered	$546.5	$543.5	$3.0	0.6%	$547.1	$566.1	$(19.0)	(3.4)%

New Home Orders and Backlog (dollars in thousands)	Three Months Ended December 31,				Twelve Months Ended December 31,
	2024	2023	Change	%	2024	2023	Change	%
Net new home orders	878	679	199	29.3%	3,681	3,356	325	9.7%
Revenue from net new home orders	$470,890	$381,044	$89,846	23.6%	$2,010,439	$1,953,903	$56,536	2.9%
Average selling price of net new home orders	$536.3	$561.2	$(24.9)	(4.4)%	$546.2	$582.2	$(36.0)	(6.2)%
Cancellation rate	7.8%	7.2%	0.6%	8.3%	7.3%	6.6%	0.7%	10.6%
Absorption rate per average active selling community per quarter	8.3	7.6	0.7	9.2%	9.1	9.9	(0.8)	(8.1)%
Average active selling communities	106	89	17	19.1%	101	85	16	18.8%
Active selling communities at end of period	106	91	15	16.5%
Backlog revenue	$495,883	$555,200	$(59,317)	(10.7)%
Backlog units	668	770	(102)	(13.2)%
Average sales price of backlog	$742.3	$721.0	$21.3	3.0%

GREEN BRICK PARTNERS, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)

	December 31, 2024			December 31, 2023
	Central	Southeast	Total	Central	Southeast	Total
Lots owned
Finished lots	3,932	790	4,722	4,014	964	4,978
Lots in communities under development	22,524	1,670	24,194	9,122	1,335	10,457
Land held for future development(1)	3,800	—	3,800	8,366	—	8,366
Total lots owned	30,256	2,460	32,716	21,502	2,299	23,801

Lots controlled
Lots under option contracts	806	—	806	1,169	—	1,169
Land under option for future development	1,091	349	1,440	1,710	460	2,170
Lots under option through unconsolidated development joint ventures	2,614	255	2,869	1,210	331	1,541
Total lots controlled	4,511	604	5,115	4,089	791	4,880
Total lots owned and controlled (2)	34,767	3,064	37,831	25,591	3,090	28,681
Percentage of lots owned	87.0%	80.3%	86.5%	84.0%	74.4%	83.0%

(1) Land held for future development consists of raw land parcels where development activities have been postponed due to market conditions or other factors.
(2) Total lots excludes lots with homes under construction.

The following table presents additional information on the lots we owned as of December 31, 2024 and December 31, 2023.

	December 31, 2024	December 31, 2023
Total lots owned(1)	32,716	23,801
Add certain lots included in Total Lots Controlled
Land under option for future acquisition and development	1,440	2,170
Lots under option through unconsolidated development joint ventures	2,869	1,541
Total lots self-developed	37,025	27,512
Self-developed lots as a percentage of total lots owned and controlled(1)	97.9%	95.9%

(1) Total lots owned includes finished lot purchases, which were less than 1.4% of total lots self-developed as of December 31, 2024.

Non-GAAP Financial Measures
In this press release, we utilize certain financial measures that are non-GAAP financial measures as defined by the Securities and Exchange Commission. We present these measures because we believe they and similar measures are useful to management and investors in evaluating our operating performance and financing structure. We also believe these measures facilitate the comparison of our operating performance and financing structure with other companies in our industry. Because these measures are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

The following table represents the non-GAAP measure of adjusted homebuilding gross margin for the twelve months ended December 31, 2024 and 2023 and reconciles these amounts to homebuilding gross margin, the most directly comparable GAAP measure.

(Unaudited, in thousands):	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Residential units revenue	$556,855	$448,525	$2,070,136	$1,769,255
Less: Mechanic’s lien contracts revenue	—	(130)	(380)	(1,467)
Home closings revenue	$556,855	$448,395	$2,069,756	$1,767,788
Homebuilding gross margin	$191,140	$141,010	$699,143	$545,654
Homebuilding gross margin percentage	34.3%	31.4%	33.8%	30.9%

Homebuilding gross margin	191,140	141,010	699,143	545,654
Add back: Capitalized interest charged to cost of revenues	2,741	2,740	11,280	13,196
Add back: Inventory impairment charge	1,488	—	2,796	—
Less: Warranty reserve adjustment	(13,178)	—	(13,178)	—
Adjusted homebuilding gross margin	$182,191	$143,750	$700,041	$558,850
Adjusted homebuilding gross margin percentage	32.7%	32.1%	33.8%	31.6%

Net debt to total capitalization is calculated as the total debt less cash and cash equivalents, divided by the sum of total Green Brick Partners, Inc. stockholders’ equity and total debt less cash and cash equivalents. The closest GAAP financial measure to the net debt to total capitalization ratio is the debt to total capitalization ratio. The following table represents a reconciliation of the net debt to total capitalization ratio as of December 31, 2024:

	Gross	Cash and cash equivalents	Net
Total debt, net of debt issuance costs	$336,606	$(141,543)	$195,063
Total Green Brick Partners, Inc. stockholders’ equity	1,625,415	—	1,625,415
Total capitalization	$1,962,021	$(141,543)	$1,820,478

Debt to total capitalization ratio	17.2%
Net debt to total capitalization ratio			10.7%

About Green Brick Partners, Inc.
Green Brick Partners, Inc (NYSE: GRBK), the third largest homebuilder in Dallas-Fort Worth, is a diversified homebuilding and land development company that operates in Texas, Georgia, and Florida. Green Brick owns five subsidiary homebuilders in Texas (CB JENI Homes, Normandy Homes, Southgate Homes, Trophy Signature Homes, and a 90% interest in Centre Living Homes), as well as a 50% interest in a homebuilder in Atlanta, Georgia (The Providence Group) and an 80% interest in a homebuilder in Port St. Lucie, Florida (GHO Homes). Green Brick also retains interests in related financial services platforms, including Green Brick Title, GRBK Mortgage, and Green Brick Insurance. Green Brick is engaged in all aspects of the homebuilding process, including land acquisition and development, entitlements, design, construction, marketing, and sales for its residential neighborhoods and master-planned communities. For more information about Green Brick Partners Inc.’s subsidiary homebuilders, please visit https://greenbrickpartners.com/brands-services/.

Forward-Looking and Cautionary Statements:
This press release and our earnings call contain “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These statements concern expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts and typically include the words “anticipate,” “believe,” “consider,” “estimate,” “expect,” “feel,”, “poised,” “intend,” “plan,” “predict,” “seek,” “strategy,” “target,” “will” or other words of similar meaning. Specifically, these statements reflect our beliefs and expectations regarding (i) our plans to increase spending on land development; (ii) our strategic advantages, including our focus on owning land and self-developing and on infill and infill-adjacent locations, and the impact on our future results; (iii) our positioning to capture future demand, increase market share and succeed in the current environment, including our ability to maintain industry-leading performance and margins; (iv) our expectations regarding the self-development of our inventory; (v) our ability to successfully implement our growth strategy, including our expectations for expansion and growth of our Trophy brand, including in the Houston market ; (vi) our expectations regarding trends in our markets, such as demographic trends and demand; (vii) our business priorities and our strategies to maintain the strength of our balance sheet and financial flexibility, and our positioning in the industry; (viii) the advantages of our lot and land strategies and locations, including the benefits to our returns, margins and ability to scale; (ix) our investments in land, lots and development in 2025, and the impact on our growth; (x) our flexibility in adjusting home prices; (xi) the demand for home ownership in the markets in which we operate and our ability to capitalize on such demand; and (xii) our ability to deliver efficient and cost-effective growth, including our ability to manage costs and cycle times. These risks include, but are not limited to: (1) general economic conditions, seasonality, cyclicality and competition in the homebuilding industry; (2) changes in macroeconomic conditions, including increasing interest rates and inflation that could adversely impact demand for new homes or the ability of potential buyers to qualify; (3) shortages, delays or increased costs of raw materials and increased demand for materials, or increases in other operating costs, including costs related to labor, real estate taxes and insurance, which in each case exceed our ability to increase prices; (4) significant periods of inflation or deflation; (5) a shortage of qualified labor; (6) an inability to acquire land in our markets at anticipated prices or difficulty in obtaining land-use entitlements; (7) our inability to successfully execute our strategies, including the successful development of our communities within expected time frames and the growth and expansion of our Trophy brand; (8) a failure to recruit, retain or develop highly skilled and competent employees; (9) the geographic concentration of our operations; (10) government regulation risks; (11) adverse changes in the availability or volatility of mortgage financing; (12) severe weather events or natural disasters; (13) difficulty in obtaining sufficient capital to fund our growth; (14) our ability to meet our debt service obligations; (15) a decline in the value of our inventories and resulting write-downs of the carrying value of our real estate assets; (16) our ability to adequately self-insure; and (17) changes in accounting standards that adversely affect our reported earnings or financial condition.. Green Brick assumes no obligation to update any forward-looking statements, which speak only as of the date they are made. For a more detailed discussion of these and other risks and uncertainties applicable to Green Brick please see our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Contact:
Benting Hu
Vice President of Finance
469-573-6755
IR@greenbrickpartners.com